UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 15, 2012

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 15, 2012, The Goldman Sachs Group, Inc. (the Registrant) announced that Adebayo O. Ogunlesi has been appointed a member of the Registrant’s Board of Directors, effective October 15, 2012. Mr. Ogunlesi also has been appointed to each of the Registrant’s Audit, Compensation, Risk and Corporate Governance and Nominating Committees. With the appointment of Mr. Ogunlesi, the Registrant’s Board consists of eleven directors.

Mr. Ogunlesi is the Chairman and Managing Partner of Global Infrastructure Partners, LLC. Affiliates of the Registrant (referred to collectively as Goldman Sachs) from time to time provide ordinary course financial advisory, lending, investment banking and other financial services to Global Infrastructure Partners, LLC and its affiliates (referred to collectively as GIP), which are negotiated on an arm’s-length basis and contain customary terms and conditions.

In each of October 2011 and February 2012, Goldman Sachs acted as a member of the underwriting syndicate in connection with a registered offering in which funds managed by GIP sold equity interests in a portfolio company and received net proceeds of approximately $250 million. In connection with his role at GIP, Mr. Ogunlesi is entitled to less than 1.5% of the total profits of the funds that participated in these transactions, and also has a direct or indirect interest in such funds, amounting to less than 0.01% of such funds.

A copy of the Registrant’s press release relating to Mr. Ogunlesi’s appointment as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press release of the Registrant, dated October 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)
Date: October 16, 2012
	By:	/s/ Gregory K. Palm
	Name:	Gregory K. Palm
	Title:	Executive Vice President and General Counsel